UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2009

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 26, 2009, we announced financial results for our second quarter ended July 31, 2009. Net service revenues were $41.5 million in the second quarter of fiscal year 2010, a decrease from the $48.2 million in the same prior year period. Net technology revenues increased by $2.0 million from $5.4 million in the second quarter ended July 31, 2008 as compared to $7.3 million for the second quarter ended July 31, 2009. Included in the second quarter ended July 31, 2009, was recognition of Comcast development revenues of $3.8 million. The net loss for the quarter was ($2.9) million or ($0.03) per basic and diluted share, compared to a net income of $2.9 million or $0.03 per basic and diluted share, for the quarter ended July 31, 2008. We ended this quarter with approximately $238 million in cash and short-term investments, compared to approximately $215 million in cash and short-term investments in the prior quarter. Additionally, we continue to have no debt.

As of July 31, 2009 our total subscriptions were approximately 3.1 million. TiVo-Owned subscription gross additions were 31,000 for the quarter, compared to 36,000 in the second quarter fiscal year 2009. TiVo-Owned net subscription losses were 42,000 in the quarters ended July 31, 2009 and 2008. Our monthly churn rate was 1.5% for the quarters ended July 31, 2009 and 2008. The installed base of MSO/Broadcasters’ TiVo subscriptions has declined to approximately 1.5 million from 1.9 million a year ago.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and share amounts)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
Revenues
Service revenues	$41,500	$48,174	$83,629	$96,617
Technology revenues	7,349	5,369	13,735	11,776
Hardware revenues	8,533	11,699	14,909	17,644

Net revenues	57,382	65,242	112,273	126,037
Cost of revenues
Cost of service revenues (1)	9,831	11,245	19,981	22,439
Cost of technology revenues (1)	5,862	3,124	10,345	7,044
Cost of hardware revenues	12,935	15,274	23,511	25,639

Total cost of revenues	28,628	29,643	53,837	55,122

Gross margin	28,754	35,599	58,436	70,915

Research and development (1)	14,358	15,323	29,424	30,071
Sales and marketing (1)	5,463	5,906	11,158	11,842
Sales and marketing, subscription acquisition costs	838	888	1,820	2,047
General and administrative (1)	11,227	10,869	23,469	21,205

Total operating expenses	31,886	32,986	65,871	65,165

Income (loss) from operations	(3,132)	2,613	(7,435)	5,750
Interest income	136	421	326	1,000
Interest expense and other	78	(94)	78	(181)

Income (loss) before income taxes	(2,918)	2,940	(7,031)	6,569
Provision for income taxes	(19)	(23)	(35)	(36)

Net income (loss)	$(2,937)	$2,917	$(7,066)	$6,533

Net income (loss) per common share - basic	$(0.03)	$0.03	$(0.07)	$0.07

Net income (loss) per common share - diluted	$(0.03)	$0.03	$(0.07)	$0.06

Weighted average common shares used to calculate basic net income (loss) per share	105,840,076	100,025,002	104,076,621	99,705,914

Weighted average common shares used to calculate diluted net income (loss) per share	105,840,076	102,217,222	104,076,621	102,489,411

(1) Includes stock-based compensation expense as follows :
Cost of service revenues	$289	$239	$552	$430
Cost of technology revenues	614	507	1,171	1,113
Research and development	1,960	2,140	4,451	4,122
Sales and marketing	550	336	1,235	876
General and administrative	2,571	2,352	5,645	4,510

.

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share and share amounts)

(unaudited)

	July 31, 2009	January 31, 2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$147,007	$162,337
Short-term investments	90,864	44,991
Accounts receivable, net of allowance for doubtful accounts of $960 and $770	12,964	14,283
Inventories	4,849	13,027
Prepaid expenses and other, current	4,640	4,896

Total current assets	260,324	239,534
LONG-TERM ASSETS
Property and equipment, net	10,709	10,285
Purchased technology, capitalized software, and intangible assets, net	10,526	10,597
Prepaid expenses and other, long-term	1,479	1,268
Long-term investments	7,087	3,944

Total long-term assets	29,801	26,094

Total assets	$290,125	$265,628

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$10,935	$9,844
Accrued liabilities	22,448	25,054
Deferred revenue, current	40,705	47,560

Total current liabilities	74,088	82,458
LONG-TERM LIABILITIES
Deferred revenue, long-term	26,054	28,557
Deferred rent and other long-term liabilities	126	126

Total long-term liabilities	26,180	28,683

Total liabilities	100,268	111,141
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
Authorized shares are 10,000,000;
Issued and outstanding shares - none	—	—
Common stock, par value $0.001:
Authorized shares are 275,000,000;
Issued shares are 108,891,757 and 103,604,015, respectively and outstanding shares are 108,350,354 and 103,370,523, respectively	109	104
Additional paid-in capital	874,435	829,273
Accumulated deficit	(679,262)	(672,196)
Treasury stock, at cost - 541,403 shares and 233,492 shares, respectively	(4,082)	(1,659)
Accumulated other comprehensive loss	(1,343)	(1,035)

Total stockholders’ equity	189,857	154,487

Total liabilities and stockholders’ equity	$290,125	$265,628

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended July 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$(7,066)	$6,533
Adjustments to reconcile net income(loss) to net cash provided by(used in) operating activities:
Depreciation and amortization of property and equipment and intangibles	4,610	5,070
Stock-based compensation expense	13,054	11,051
Utilization of trade credits	23	—
Allowance for doubtful accounts	187	69
Changes in assets and liabilities:
Accounts receivable	1,132	5,494
Inventories	8,178	7,838
Prepaid expenses and other	22	(115)
Accounts payable	525	(9,595)
Accrued liabilities	(2,565)	(3,515)
Deferred revenue	(9,358)	(12,508)
Deferred rent and other long-term liabilities	—	(164)

Net cash provided by operating activities	$8,742	$10,158

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(160,876)	—
Sales or maturities of short-term investments	114,952	15,294
Purchase of long-term investment	(3,400)	—
Acquisition of property and equipment	(2,865)	(2,535)
Acquisition of intangibles	(1,532)	(318)

Net cash provided by (used in) investing activities	$(53,721)	$12,441

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock related to exercise of common stock options	29,793	5,050
Proceeds from issuance of common stock related to employee stock purchase plan	2,320	—
Treasury Stock - repurchase of stock for tax withholding	(2,423)	(684)
Payment under capital lease obligation	(41)	—

Net cash provided by financing activities	$29,649	$4,366

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(15,330)	$26,965

CASH AND CASH EQUIVALENTS:
Balance at beginning of period	162,337	78,812

Balance at end of period	$147,007	$105,777

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended July 31,
(Subscriptions in thousands)	2009	2008
TiVo-Owned Subscription Gross Additions	31	36

Subscription Net Additions/(Losses):
TiVo-Owned	(42)	(42)
MSOs/Broadcasters	(104)	(136)

Total Subscription Net Additions/(Losses)	(146)	(178)

Cumulative Subscriptions:
TiVo-Owned	1,582	1,686
MSOs/Broadcasters	1,468	1,937

Total Cumulative Subscriptions	3,050	3,623

% of TiVo-Owned Cumulative Subscriptions paying recurring fees	59%	60%

Included in the 1,582,000 TiVo-Owned subscriptions are approximately 219,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven (Australia), and Comcast for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. Effective November 1, 2008, we extended the period we use to recognize product lifetime subscription revenues from 54 months to 60 months for all product lifetime subscriptions acquired on or before October 31, 2007. We now amortize all product lifetime subscriptions over a 60 month period. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended July 31,
TiVo-Owned Churn Rate	2009	2008
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,604	1,712
TiVo-Owned subscription cancellations	(73)	(78)

TiVo-Owned Churn Rate per month	-1.5%	-1.5%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our lowest cost product offerings, current economic conditions, and increased price sensitivity may cause our
TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2009	2008	2009	2008
Subscription Acquisition Costs	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$838	$888	$5,811	18,292
Hardware revenues	(8,533)	(11,699)	(38,398)	(50,950)
Less: MSOs/Broadcasters-related hardware revenues	1,516	4,934	5,190	5,632
Cost of hardware revenues	12,935	15,274	55,614	78,712
Less: MSOs/Broadcasters-related cost of hardware revenues	(1,433)	(4,524)	(4,924)	(5,105)

Total Acquisition Costs	5,323	4,873	23,293	46,581

TiVo-Owned Subscription Gross Additions	31	36	171	262

Subscription Acquisition Costs (SAC)	$172	$135	$136	$178

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total
TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus
TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs/Broadcasters’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,
TiVo-Owned Average Revenue per Subscription	2009	2008
	(In thousands, except ARPU)
Total Service revenues	$41,500	$48,174
Less: MSOs/Broadcasters-related service revenues	(4,315)	(5,781)

TiVo-Owned-related service revenues	37,185	42,393
Average TiVo-Owned revenues per month	12,395	14,131
Average TiVo-Owned per month subscriptions	1,604	1,712

TiVo-Owned ARPU per month	$7.73	$8.25

	Three Months Ended July 31,
MSOs/Broadcasters Average Revenue per Subscription	2009	2008
	(In thousands, except ARPU)
Total Service revenues	$41,500	$48,174
Less: TiVo-Owned-related service revenues	(37,185)	(42,393)

MSOs/Broadcasters-related service revenues	4,315	5,781
Average MSOs/Broadcasters revenues per month	1,438	1,927
Average MSOs/Broadcasters per month subscriptions	1,521	2,009

MSOs/Broadcasters ARPU per month	$0.95	$0.96

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share, and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s future business and growth strategies including TiVo’s mass distribution strategy and the timing of additional mass distribution deals, profitability and financial guidance, distribution of the TiVo service domestically with Comcast, and internationally in Australia, New Zealand and other regions, the timing of the rollout of the DIRECTV HD DVR, growth and innovation in TiVo’s advertising and audience research measurement business, future audience research sample size, future capabilities and results of the TiVo Quantcast relationship, future development and promotional activities with Best Buy and the impact of such activities on our subscription sales and other results of operations, the timing of the availability of TiVo products with RCN, future developments and results of TiVo’s litigation with EchoStar, how TiVo intends to exploit its intellectual property, TiVo’s future marketing spend and related activities, and financial stability and performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2009, and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: August 26, 2009	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)